Exhibit 10.26
USA MOBILITY, INC.
2009 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
          THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into as of ___, 2009 (the “Grant Date”), by and between USA Mobility, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”).
RECITALS
     WHEREAS, the Company maintains the USA Mobility, Inc. Equity Incentive Plan (the “Equity Plan”), which provides for the grant of restricted stock units to employees in accordance with the terms and conditions of the Equity Plan; and
     WHEREAS, the Company maintains the 2009 Long Term Incentive Plan (the “LTIP”) pursuant to which the Company desires to provide certain executives with long-term incentives to induce such executives to continue in the employ of the Company and its Affiliates, encourage the executives’ aggressive support of the Company’s Long Range Plan, and promote the best interests of the Company and its shareholders; and
     WHEREAS, the Compensation Committee of the Company’s Board of Directors, which administers the Equity Plan and the LTIP, desires to grant the Participant an opportunity to earn restricted stock units under the Equity Plan based on the Company’s success of achieving certain Performance Goals during the Performance Period, which ends December 31, 2012, in accordance with the terms of the LTIP; and
     WHEREAS, the Company desires to memorialize the grant of the restricted stock units to the Participant and set forth the terms and conditions of such award, and the Participant desires to memorialize his or her acceptance of such grant and the terms and conditions thereof, set forth in this Agreement. All capitalized terms not defined in this Agreement shall have the meanings given to such terms in the LTIP.
     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
          1. Grant of Restricted Stock Unit Target Award Opportunity. Subject to the terms and conditions set forth in this Agreement, the LTIP and the Equity Plan, the Company hereby grants the Participant ___ Restricted Stock Units, subject to the terms, restrictions and other conditions set forth in this Agreement and the LTIP (the “Restricted Stock Unit Target Award”).

          2. Restricted Stock Unit Account. Each Restricted Stock Unit represents one hypothetical share of common stock of the Company (“Common Stock”). The Restricted Stock Units represent hypothetical shares and not actual shares of Common Stock. The Company shall establish and maintain a Restricted Stock Unit account as a bookkeeping account on its records for the Participant and shall record in such account the number of Restricted Stock Units granted to the Participant. No shares of Common Stock shall be issued to the Participant at the time of grant, and the Participant shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Restricted Stock Units recorded in the account. The Participant shall not have any interest in any specific assets of the Company by reason of this award or the Restricted Stock Unit account established for the Participant.
          3. Vesting. The Restricted Stock Unit Target Award shall be subject to forfeiture until vested in accordance with the following vesting conditions, and any right to receive payment of an Actual Award of Common Stock shall be subject to Paragraph 4 herein.
          (a) If, after the conclusion of the Performance Period, the Committee reasonably determines that the Performance Goals have been met, the Restricted Stock Unit Target Award shall fully vest.
          (b) In the event of a Change of Control, vesting shall be accelerated as follows provided that the Company is on track to meet the objectives in the Company’s Long Range Plan as reasonably determined by the Committee (as comprised immediately prior to the Change of Control).
          (i) If a Change of Control occurs during either of the first two years of the Performance Period, fifty percent (50%) of the Restricted Stock Unit Target Award shall vest.
          (ii) If a Change of Control occurs during the third year of the Performance Period, seventy-five percent (75%) of the Restricted Stock Unit Target Award shall vest.
          (iii) If a Change of Control occurs during the final year of the Performance Period, one-hundred percent (100%) of the Restricted Stock Unit Target Award shall become immediately and fully vested.
If the Participant’s Restricted Stock Unit Target Award is granted after January 15, 2009, the accelerated vesting described above will apply on a prorated basis based on the number of days Participant worked during the Performance Period. For clarity, if the Participant becomes a participant in the LTIP in the second year of the Performance Period, accelerated vesting of his Restricted Stock Unit Target Award (prorated as described in Paragraph 4(b), below) will be calculated as follows: fifty percent (50%) of a Participant’s unvested Restricted Stock Unit Target Award will be multiplied by a fraction, the numerator of which is the number of days the Participant was a participant in the LTIP during the Performance Period, and the denominator of which is the total number of days in the Performance Period.
          (c) The Committee, in its sole discretion, may accelerate the time at which the Restricted Stock Unit Target Award vests provided that the Company is on track to meet the objectives in the Company’s Long Range Plan.

          4. Forfeiture or Pro-Ration of Restricted Stock Units.
          (a) If the Participant involuntarily Separates from Service without Cause during his or her first year of participation in the LTIP, this Agreement shall automatically terminate and the Restricted Unit Target Award shall be forfeited as of the date of the Participant’s Separation from Service.
          (b) If the Participant is terminated for Cause or voluntarily Separates from Service prior to the date Restricted Stock Units are paid, the Restricted Stock Unit Target Award (whether or not such award is vested in accordance with Paragraph 3 herein) shall automatically terminate and shall be forfeited as of the date of the Participant’s Separation from Service.
          (c) If the Participant involuntarily Separates from Service without Cause or due to disability (defined below) after one year from the Grant Date has elapsed, the Participant’s Restricted Stock Unit Target Award shall be pro-rated to the date of Separation from Service as follows: one-hundred percent (100%) of the Restricted Stock Units granted herein will be multiplied by a fraction, the numerator of which is the number of days the Participant was continuously providing services to the Company during the Performance Period through the date immediately prior to the Participant’s Separation from Service, and the denominator of which is the total number of days in the Performance Period. Prorated awards will be paid to the Participant at the time provided in Paragraph 5 provided that, in the event Participant involuntarily Separates from Service without Cause or due to disability, he or she has executed a release, any waiting period in connection with such release has expired, he or she has not exercised any rights to revoke the release and he or she has followed any other applicable and customary termination procedures, as determined by the Company in its sole discretion. For clarity, “disability” as used herein means a condition or circumstance such that the Participant has become totally and permanently disabled as defined or described in the Company’s long term disability benefit plan applicable to executive officers as in effect at the time the Participant incurs a disability.
          (d) No payment shall be made with respect to the Restricted Stock Units that are forfeited in accordance with this Paragraph 4 and the Participant will have no further rights under this Agreement with respect to any Restricted Stock Units that are forfeited.
          5. Payment of Restricted Stock Units. Vested Restricted Stock Units, if any, shall be converted into an equivalent number of shares of Common Stock and shall be paid to the Participant on or after the third business day after the Company’s annual audit for fiscal year 2012 has been completed and the Company’s fiscal year 2012 annual report on Form 10-K has been filed with the Securities and Exchange Commission, but in no event later than December 31, 2013, subject to the six-month delay described in Paragraph 14(b), if applicable. Notwithstanding the preceding sentence, in the event of a Participant’s death, the Participant’s estate will be eligible to receive an amount not greater than one-hundred percent (100%) of the Restricted Stock Unit Target Award, prorated to reflect the number of days he or she worked during the Performance Period, and such amount, which will be determined in the Committee’s sole discretion, will be paid in the year following Participant’s death.

For clarity, awards that are prorated due to a Participant’s death will be calculated as follows: one-hundred percent (100%) or such lesser percentage, as determined in the sole discretion of the Committee, of the Restricted Stock Unit Target Award will be multiplied by a fraction, the numerator of which is the number of days the Participant was continuously providing services to the Company during the Performance Period through the date immediately prior to the Participant’s death, and the denominator of which is the total number of days in the Performance Period.
          6. Dividend Equivalents. Until such time as the Restricted Stock Unit Target Award is paid or forfeited, dividend equivalents shall accrue on a cash basis with respect to the Restricted Stock Unit Target Award on each payment date for a cash dividend or cash distribution (regular or otherwise) paid by the Company on its shares of Common Stock during the Performance Period. Dividend equivalents shall accrue interest until paid, which will be calculated monthly based on the rate of interest paid on the Company’s cash investment account in which the dividend equivalents are held; provided, however that the Committee, in its discretion, may change the account with respect to which interest is determined. All dividend equivalents and interest shall be subject to the same vesting and other restrictions and payment terms as apply to the Restricted Stock Unit Target Award with respect to which the dividend equivalents are paid. Dividend equivalents and interest shall be paid in cash at the time provided in Paragraph 5. The Participant shall not be entitled to receive actual dividends in respect of the Restricted Stock Unit Target Award prior to the issuance of shares of Common Stock in payment thereof.
          7. Grant Subject to Equity Plan Provisions; Conditions on Issuance of Shares.
          (a) This grant is made pursuant to the Equity Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Equity Plan. The grant and payment of the Restricted Stock Units are subject to interpretations, regulations and determinations concerning the Equity Plan established from time to time by the Committee in accordance with the provisions of the Equity Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Equity Plan, and its decisions shall be conclusive as to any questions arising hereunder.
          (b) The obligation of the Company to deliver shares of Common Stock shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Common Stock, the Common Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (c) The issuance of Common Stock to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to the payment by the Participant (or prior to arrangements made by the Participant to pay which shall be satisfactory to the Company) all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of Common Stock.
          8. Tax Withholding. The Company shall notify the Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. The Participant agrees to make arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the Restricted Stock Units and any accrued dividend equivalents. The Committee may permit a Participant to satisfy all or part of his or her tax withholding obligations by having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant or by having the Company withhold a number of shares of Common Stock that become vested having a fair market value equal to the tax withholding obligations. The fair market value of the shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
          9. No Right to Continued Employment. Nothing in this Agreement or in the LTIP or Equity Plan shall confer upon the Participant any right to continue in the employment or other service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or any Affiliate, which are hereby expressly reserved, to discharge the Participant at any time for any reasons whatsoever, with or without cause.
          10. No Shareholder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to shares of Common Stock, until certificates for shares have been issued upon payment of the Restricted Stock Units.
          11. NonTransferability. The rights and interests of the Participant under this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except, in the event of the death of the Participant, by will or by the laws of descent and distribution. Common Stock covered by each Restricted Stock Unit granted under this Agreement shall become freely transferable by the Participant (subject to the registration requirements for transfers of securities under the Securities Act of 1933) after the payment of vested Restricted Stock Units pursuant to Paragraph 5.

          12. Adjustments. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number of kind of shares or securities of the Company through (a) a distribution or payment of a dividend on the Common Stock in shares of Common Stock, (b) subdivision of reclassification, in a stock split or similar transaction, of the outstanding shares of Common Stock into a greater number of shares, (c) combination or reclassification of, in a reverse stock split or similar transaction, the outstanding shares of Common Stock into a lesser number of shares, or (d) issuance of any shares of capital stock by reclassification of the Common Stock, then an appropriate and proportionate adjustment shall be made in the number and kind of Restricted Stock Units. Adjustments shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
          13. Administration. The Committee shall have the power to (a) interpret this Agreement; (b) adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith; (c) interpret, amend or revoke any such rules; and (d) at its sole discretion, accelerate the time when the restrictions on the Restricted Stock Units shall lapse. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation with respect to the Restricted Stock Unit Target Award.
          14. Section 409A.
          (a) This Agreement is intended, and shall be interpreted, to meet the requirements of Code section 409A and the regulations issued thereunder. To the extent that any provision of this Agreement would cause a conflict with the requirements of Code section 409A, or would cause the administration of the Agreement to fail to satisfy Code section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. Nothing herein shall be construed as a guarantee of any particular tax treatment to a Participant.
          (b) Notwithstanding anything in this Agreement or the LTIP to the contrary, Vested Restricted Stock Units shall not be paid during the six-month period following a Participant’s Separation from Service unless the Company determines, in its good faith judgment, that paying such amounts would not cause the Participant to incur an additional tax under Code section 409A, in which case the Restricted Stock Units shall be paid during the first month following the end of the six-month period.
          15. Unsecured General Creditor. The Company’s obligation hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and the Participant shall have no right to any specific assets of the Company.
          16. Miscellaneous.
          (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
          (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

          (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.
          (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.
          (e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of the Participant and the Participant’s personal representatives.
          By accepting the grant of the Restricted Stock Units under this Agreement, the Participant hereby agrees to be bound by the terms and conditions of the LTIP and this Agreement, a copy of which is attached. The payment of any award hereunder is expressly conditioned upon the terms and conditions of the LTIP and this Agreement.
[signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

USA MOBILITY, INC.

By:

Name:

Title:

PARTICIPANT

Name:

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